EXHIBIT 99.1

THE STEAK N SHAKE COMPANY ANNOUNCES CHANGE IN LEADERSHIP

INDIANAPOLIS, August 7, 2008 /PRNewswire--- The Steak n Shake Company (NYSE: SNS) today announced that Wayne L. Kelley, the Company's Interim Chief Executive Officer, resigned from this position on August 4, 2008. Mr. Kelley will retain his position as a member of the Company’s Board of Directors.

On August 5, 2008 the Company’s Board of Directors appointed Sardar Biglari, the Chairman of the Board of Directors, to serve as the Company’s Chief Executive Officer.

Mr. Kelley commented, “I am pleased to pass the Chief Executive Officer position to Sardar, who has demonstrated an incredible work ethic and dedication to the Company since his election to the Board. As Chairman, he has shown that he is willing and able to lead the Company through its turnaround process and I believe he is the right Chief Executive Officer to lead Steak n Shake into the future.”

Mr. Biglari commented, “I would like to thank Wayne for his guidance over the last several months. In reviewing Steak n Shake and beginning to implement its restructuring, the Board and I concluded that to achieve the best results, we need an executive who will be focused on restaurant operations. As a consequence, we will seek a president with significant restaurant experience to concentrate on improving restaurant operations, whereas I will assume the CEO position, leading the organization principally from a strategic, financial, and governance perspective. Concurrently, we are presently undergoing a comprehensive examination of the company and are in the process of implementing a restructuring program — closing underperforming locations, reducing G&A, shortening hours of operation in many locations, and other initiatives — all on the premise that Steak n Shake will be managed based on cash flows in order to create long-term value for shareholders. Steak n Shake is an iconic brand with greatly talented people working throughout the organization. Because of all these advantages, I am confident we will regain the chain’s prior status as a great company. Details of our plan will be disclosed within the next 60 days in a shareholder letter.”

The Company will release its third quarter earnings in conjunction with the filing of its Form 10-Q on Monday, August 11, 2008.

About Steak n Shake
Steak n Shake is a full-service, casual dining restaurant serving a core menu of its famous STEAKBURGERTM sandwiches, thin 'n crispy french fries, old fashioned hand-dipped milk shakes, chili, home style soups, fresh salads, a variety of desserts and breakfast. All of the food is prepared to the guest's order and served by friendly, well-trained associates. Steak n Shake restaurants feature full-service dining areas, counter service and drive-thru windows and most are open 24 hours a day, seven days a week.

Risks Associated with Forward-Looking Statements
Certain statements contained in this press release represent forward-looking statementswithin the meaning of the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements include estimates of future revenues, cash flows, capital expenditures or other financial items, as well as assumptions underlying any of the foregoing. Forward-looking statements reflect management’s current expectations regarding future events and use words such as “anticipate,” “believe,” “expect,” “may” and other similar terminology. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. Investors should not place undue reliance on the forward-looking statements, which speak only as of the date of this report. These forward-looking statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties. Our actual future results and trends may differ materially depending on a variety of factors, many beyond our control, including, but not limited to: the poor performance or closing of even a small number of restaurants; our ability to attract and retain guests; he ability of our franchisees to operate profitable restaurants; changes in guest preferences, tastes and dietary habits; minimum wage rates; the availability and cost of qualified personnel; fluctuations in food commodity prices and the availability of food commodities; harsh weather conditions; unfavorable publicity relating to food safety or food borne illness; our ability to comply with the restrictions and covenants to our debt agreements; our ability to renegotiate our debt agreements and refinance our current debt at similar rates; our ability to comply with existing and future governmental regulations; our ability to adequately protect our trademarks, service marks and other components of our brand; and other risks identified in the periodic reports we file with the Securities and Exchange Commission. Additional risks and uncertainties not currently known to us or that are currently deemed immaterial may also become important factors that may harm our business, financial condition, results of operations or cash flows. We assume no obligation to update forward-looking statements except as required in our periodic reports.

Contact:	David C. Milne
dave.milne@steaknshake.com
Vice President, General Counsel, Corporate Secretary